UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
On August 26, 2022, Mesa Laboratories, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing the voting results of the Annual Meeting of Shareholders of Mesa Laboratories, Inc. held on August 26, 2022. The Initial 8-K failed to include the results for the non-binding, advisory vote regarding the frequency of voting on the compensation paid to the Company's named executive officers. Voting results are included below. Additionally, this Current Report on Form 8-K discloses the Company’s decision as to the frequency of future say-on-pay votes.

Except as described above, all other information in the Initial 8-K remains unchanged.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The non-binding, advisory vote regarding the frequency of voting on the compensation paid to the Company's named executive officers was in favor of voting every one year:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
4,330,300	6,130	43,642	2,849	296,490

In light of the votes cast in favor of “one year” as the preferred frequency of future advisory votes on executive compensation, the Board of Directors has determined that the Company will include a shareholder advisory vote on the compensation of executives in its proxy materials each year until the next required vote on the frequency of shareholder advisory votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 4, 2023		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer